UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2019

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA		02135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001	PTI	Nasdaq

EXPLANATORY NOTE

Proteostasis Therapeutics, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the SEC on May 13, 2019 (the Original Form 8-K), to refurnish Exhibit 99.1 in order to correct a typographical error in which the doses for its double and triple combination Phase 2 study design were incorrectly stated to be 300 mg for PTI-801 and 600 mg for PTI-808 rather than 600 mg for PTI-801 and 300 mg for PTI-808. This Amendment No. 1 is filed solely to refurnish Exhibit 99.1 to correct such typographical error. No other changes to the documents furnished with the Original Form 8-K have been made.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of a Director

On May 12, 2019, the Board of Directors (the “Board”) elected Badrul A. Chowdhury, M.D. Ph.D., as a Class III director whose term will expire at the Company’s 2021 annual meeting of shareholders, effective immediately.

For his service on the Board, Dr. Chowdhury will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019.

There are no arrangements or understandings between Dr. Chowdhury and any other persons pursuant to which Dr. Chowdhury was named as a director. Dr. Chowdhury is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his election to the Board, Dr. Chowdhury will execute the Company’s standard form of indemnification agreement for directors.

Dr. Chowdhury, age 61, has served as Senior Vice President, Chief Physician-Scientist, Respiratory Inflammation and Autoimmunity, Late Stage, Research and Development Biopharmaceuticals, AstraZeneca, (NYSE: AZN) since April 2019. Prior to that he was Senior Vice President, Research and Development AstraZeneca Medimmune; Head of Respiratory Inflammation and Autoimmunity (RIA) Innovative Medicine Early Development at Medimmune, from April 2018 to April 2019. From August 1997 to April 2018, he was at the United States Food and Drug Administration (FDA) where he held roles of increasing responsibility, including Director of the Division of Pulmonary, Allergy, and Rheumatology Products at the FDA’s Center for Drug Evaluation and Research (CDER). Dr. Chowdhury has a M.B., B.S. in Medicine from University of Dhaka, Dhaka Medical College, Bangladesh, and a Ph.D. in Immunology from Memorial University of Newfoundland, Canada. He completed his residency training in Internal Medicine at the Wayne State University School of Medicine, Detroit, Michigan, and fellowship in Allergy and Immunology at the National Institutes of Health’s, National Institute of Allergy and Infectious Diseases, Bethesda, Maryland, and is double board certified in Internal Medicine and Allergy and Immunology. The Board believes that Dr. Chowdhury is qualified to serve on the Company’s board of directors based on his extensive clinical trial and regulatory strategy expertise at the FDA and with the pharmaceutical industry.

Item 7.01	Regulation FD Disclosure.

On May 13, 2019, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

The furnishing of the attached presentation slides is not an admission as to the materiality of any information therein. The information contained in the presentation slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the “Safe Harbor and Disclaimer” section of the presentation slides in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K/A and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation slides attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Name

99.1	Corporate presentation, furnished herewith

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Corporate Presentation, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer